Exhibit 10.1

QUINTILES TRANSNATIONAL HOLDINGS INC.

EMPLOYEE STOCK PURCHASE PLAN

QUINTILES TRANSNATIONAL HOLDINGS INC.

EMPLOYEE STOCK PURCHASE PLAN

QUINTILES TRANSNATIONAL HOLDINGS INC.

Certificate

I, James H. Erlinger III, Executive Vice President, General Counsel and Secretary of Quintiles Transnational Holdings Inc., having in my custody and possession the corporate records of said corporation, do hereby certify that attached hereto is a true and correct copy of the Quintiles Transnational Holdings Inc. Employee Stock Purchase Plan as currently in effect.

WITNESS my hand this 3rd day of January, 2014.

/s/ James H. Erlinger III
As Aforesaid

QUINTILES TRANSNATIONAL HOLDINGS INC.

EMPLOYEE STOCK PURCHASE PLAN

1. Purpose; Effective Date; Sub-plans. The Quintiles Transnational Holdings Inc. Employee Stock Purchase Plan (the “Plan”) has been established by Quintiles Transnational Holdings Inc. (the “Company”) effective as of March 1, 2014 (the “Effective Date”) to provide eligible employees of Participating Companies with an opportunity to become owners of the Company through the purchase of shares of common stock of the Company (“Common Stock”). It is intended that the Plan, and all rights granted hereunder, will meet the requirements of an “employee stock purchase plan” within the meaning of Section 423 of the Code and the Plan and shall be interpreted and construed in all respects so as to be consistent with such requirements. The Plan shall remain in effect until all shares reserved for issuance hereunder have been issued or until the Plan is otherwise terminated in accordance with the provisions of Section 11 hereof. Notwithstanding the foregoing or any provision of the Plan to the contrary, the Committee or its designee may, in its sole discretion, amend the terms of the Plan, or an Option, in order to reflect the impact of local law outside of the United States as applied to one or more Eligible Employees of a Non-U.S. Participating Company and may, where appropriate, establish one or more sub-plans to reflect such amended provisions; provided, however, in no event shall any sub-plan (a) be considered part of the Plan for purposes of Section 423 of the Code or (b) cause the Plan (other than the sub-plan) to fail to satisfy the requirements of Section 423 of the Code. In the event of any inconsistency between a sub-plan and the Plan document, the terms of the sub-plan shall govern.

2. Defined Terms. For purposes of the Plan, the following terms shall have the meaning specified.

a.	Administrator. The term “Administrator” is defined in Section 9 hereof.

b.	Base Pay. The term “Base Pay” means, for any period, an Eligible Employee’s regular rate of basic cash compensation (excluding commissions and variable compensation) from the Company or a Participating Company for that period.

c.	Code. The term “Code” means the Internal Revenue Code of 1986, as amended, and, where applicable, includes Treasury regulations issued thereunder.

d.	Committee. The term “Committee” is defined in Section 9 hereof.

e.	Eligible Employee. For any Offering Period, the term “Eligible Employee” means any employee of a Participating Company who has been an employee of the Company or an affiliate of the Company for at least 12 full consecutive months, other than employees in salary grades 39 and above, and who is an employee of a Participating Company on the first day of the Offering Period.

f.	Exercise Date. The term “Exercise Date” means the last day of each Offering Period (or, if such day is not a trading day in the U.S., the next such preceding trading day). If the Company’s stock is not listed or admitted to trading on a publicly traded exchange on the last day of the Offering Period, and the last day of the relevant Offering Period is not a trading day in the U.S., then the Exercise Date shall be the next preceding U.S. trading day.

g.	Exercise Price. For any Offering Period, the term “Exercise Price” means 85% of the Fair Market Value of a share of Common Stock on the Exercise Date, rounded up to the nearest cent.

h.	Fair Market Value. The “Fair Market Value” of a share of Common Stock as of any date shall be determined in accordance with the following:

(i)	If, as of the applicable date, the Common Stock is listed or admitted to trading on any stock exchange, then the Fair Market Value shall be the closing price per share of Common Stock on such date on the principal exchange on which the Common Stock is then listed or admitted to trading or, if no such sale is reported on that date, on the last preceding date on which a sale was so reported.

(ii)	If, as of the applicable date, the Common Stock is not listed or admitted to trading on a stock exchange, the Fair Market Value shall be the closing price of a share of Stock on the day preceding the date in question in the over-the-counter market, as such price is reported in a publication of general circulation selected by the Company and regularly reporting the market price of Common Stock in such market.

(iii)	If the Common Stock is not listed or admitted to trading on any stock exchange or traded in the over-the-counter market, the Fair Market Value shall be as determined by the Committee in good faith.

i.	Grant Date. The term “Grant Date” means the first day of each Offering Period.

j.	Non-U.S. Participating Company. The term “Non-U.S. Participating Company” means any Participating Company which employs only employees who reside outside of the United States. A Non-U.S. Participating Company shall cease to be a Non-U.S. Participating Company on the date specified by the Company or the Committee. Participating Companies as of the Effective Date (including Non-U.S. Participating Companies) are listed in Appendix A to the Plan.

k.	Offering Period. The term “Offering Period” means the period beginning on March 1, 2014 and each six month period commencing thereafter beginning on each September 1 and March 1, respectively.

l.	Option. The term “Option” is defined in Section 5 hereof.

m.	Participant. With respect to any Offering Period, the term “Participant” means an Eligible Employee who has elected to participate in the Plan for that Offering Period by filing a Participation Election for such Offering Period.

n.	Participating Company. The term “Participating Company” means any Subsidiary which has been designated as a Participating Company for purposes of the Plan by the Company or the Committee. A Participating Company shall cease to be a Participating Company on the date specified by the Company or the Committee. Participating Companies as of the Effective Date (including any Non-U.S. Participating Companies) are listed in Appendix A to the Plan.

o.	Participation Election. The term “Participation Election” means, for any Offering Period, a Participant’s election to participate in the Plan for that Offering Period and to authorize payroll deductions under the Plan for that Offering Period, which election shall be made in the time, form and manner specified by the Committee (which may include electronically). A Participant’s Participation Election for an Offering Period will remain in effect for the entire Offering Period unless suspended or revoked earlier in accordance with the terms of the Plan.

p.	Plan Account. The term “Plan Account” means a separate bookkeeping account maintained for each Participant, which reflects the accumulated payroll deductions made on behalf of the Participant for any Offering Period, reduced for any distributions from such Plan Account pursuant to the provisions of the Plan.

q.	Securities Act. The term “Securities Act” means the Securities Act of 1933, as amended.

r.	Subsidiary. The term “Subsidiary” means a subsidiary corporation with respect to the Company as determined in accordance with Section 424(f) of the Code.

3. Shares Subject to Plan.

a.	Shares Reserved. The shares of Common Stock which may be issued under the Plan shall be shares currently authorized but unissued or currently held or subsequently acquired by the Company or shares purchased in the open market or in private transactions (including shares purchased in the open market with Participants’ Plan Account balances under the Plan). Subject to the provisions of Section 3(c), the number of shares of Common Stock which may be issued under the Plan shall not exceed 2,500,000 shares.

b.	Reusage of Shares. In the event of the expiration, withdrawal, termination or other cancellation of an Option under the Plan, the number of shares of Common Stock that were subject to the Option but not delivered shall again be available for issuance under the Plan.

c.

Adjustments to Shares Reserved. In the event of any transaction involving the Company (including, without limitation, any merger, consolidation, reorganization, recapitalization, spinoff, stock dividend, extraordinary cash dividend, stock split, reverse stock split, combination, exchange or other distribution with respect to shares of Common Stock or other change in the corporate structure or capitalization affecting the Common Stock), the Committee shall make such adjustments to the Plan and Options under the Plan as the Committee determines appropriate in its sole discretion to preserve the benefits or potential benefits of the Plan and the Options. Action by the Committee may include (i) adjustment of the number and kind of shares which are or may be subject to Options under the Plan, (ii) adjustment of the number and kind of shares subject to outstanding Options under the Plan, (iii) adjustment to the Exercise Price of outstanding Options under the Plan, (iv) cancellation of outstanding Options, and (v) any other adjustments that the Committee determines to be equitable.

d.	Insufficient Shares. If, on an Exercise Date, Participants in the aggregate have outstanding Options to purchase more shares of Common Stock than are then available for purchase under the Plan, each Participant shall be eligible to purchase a reduced number of shares of Common Stock on a pro rata basis and any excess payroll deductions shall be returned to such Participants, without interest, all as provided by uniform and nondiscriminatory rules adopted by the Committee.

4. Participation. An individual who is an Eligible Employee on the first day of an Offering Period may elect to become a Participant in the Plan for that Offering Period by completing and filing a Participation Election in accordance with rules and procedures established by the Administrator. Notwithstanding any other provision of the Plan, individuals who are not treated as common law employees by the Company or a Participating Company on their payroll records are excluded from Plan participation even if a court or administrative agency determines that such individuals are common law employees and not independent contractors. No employee of the Company or any Participating Company shall be eligible to participate in the Plan if the Committee determines that such participation could be in violation of any local law and that it is permissible to exclude such employees from participation in the Plan under Section 423 of the Code.

5. Grant of Options. As of each Grant Date, each Eligible Employee who is a Participant for such Offering Period shall be deemed to have been granted an “Option” under the Plan which, subject to the terms and conditions of the Plan, grants the Participant the right to purchase shares of Common Stock under the Plan on the Exercise Date and at the Exercise Price. Notwithstanding the foregoing:

a.	no Participant shall be granted an Option to purchase shares of Common Stock on any Grant Date if such Participant, immediately after the Option is granted, owns stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company, or any Subsidiary;

b.	no Participant may purchase under the Plan (or any other employee stock purchase plan of the Company or any Subsidiary) in any calendar year shares of Common Stock having a Fair Market Value (as determined as of the Grant Date) in excess of $25,000;

c.	no Participant shall be granted an Option to purchase a number of shares of Common Stock that exceeds 10,000 for any Offering Period.

The provisions of Section 5(b) shall be interpreted in accordance with Section 423(b)(8) of the Code. For purposes of this Section 5, the rules of Section 424(d) of the Code shall apply in determining the stock ownership of an individual.

6. Payroll Deductions. Payroll deductions pursuant to a Participant’s Participation Election shall commence with the first payroll period ending after the first day of the Offering Period to which the Participation Election relates. Payroll deductions under the Plan shall be subject to the following:

a.	Source and Amount of Payroll Deductions. Payroll deductions shall be made from the Base Pay paid to each Participant for each payroll period in such amounts as the Participant shall authorize in his Participation Election. Subject to the provisions of Section 5, the Committee may, from time to time, establish uniform and nondiscriminatory minimum and maximum payroll deductions for any period and other rules relating to elections. Unless otherwise specified by the Committee, a Participant’s payroll deductions for any payroll period may not be less than one percent or more than ten percent of Base Pay. Except as provided in Section 7, a Participant may not change his payroll deductions during an Offering Period.

b.	Insufficient Pay. If a Participant’s Base Pay is insufficient in any payroll period to allow the entire payroll deduction contemplated under the Plan and his Participation Election, no deduction will be made for such payroll period. Payroll deductions will resume with the next payroll period in which the Participant has Base Pay sufficient to allow for the deductions. Payroll deductions under the Plan shall be made in any payroll period only after other withholdings, deductions, garnishments and the like have been made, and only if the remaining Base Pay is sufficient to allow the entire payroll deduction contemplated.

c.	Participant’s Plan Account. All payroll deductions made with respect to a Participant shall be credited to his Plan Account under the Plan. A Participant may participate in the Plan only through payroll deductions and no other contributions will be accepted. No interest will accrue or be paid on any amount credited to a Participant’s Plan Account (or withheld from a Participant’s pay). Except as otherwise provided in Sections 7(b) or 7(c), all amounts in a Participant’s Plan Account will be used to purchase shares of Common Stock and no cash refunds will be made from such Plan Account. Any amounts remaining in a Participant’s Plan Account as of any Exercise Date after the purchase of shares described herein shall be carried over to the next Offering Period and shall be used as of the next Exercise Date to purchase shares of Common Stock under the Plan in accordance with the terms hereof, subject to the provisions of Section 7(b) regarding withdrawal of participation in the Plan, and provided the Participant participates in the Plan in such next Offering Period.

7. Termination of Participation.

a.	Voluntary Suspension of Contributions. A Participant may, at any time and for any reason, voluntarily suspend contributions to the Plan during an Offering Period by notification of suspension delivered to the appropriate payroll office at least 10 business days (or such other period provided by the Committee) before the payroll period in which such suspension is to be effective. If a Participant elects to suspend contributions during an Offering Period, his payroll deductions for the remainder of the Offering Period shall cease (and he shall not be permitted to resume payroll deductions for the remainder of the Offering Period) and the balance in his Plan Account determined as of the effective date of his suspension shall be used as of the next Exercise Date to purchase shares of Common Stock under the Plan in accordance with the terms hereof.

b.	Withdrawal. A Participant (including a Participant who previously elected to have contributions suspended in accordance with Section 7(a)), may, at any time and for any reason, voluntarily withdraw from participation in the Plan for an Offering Period by notification of withdrawal delivered to the appropriate payroll office at least 10 business days (or such other period provided by the Committee) before the next payroll period in which the withdrawal is to be effective. If a Participant elects to withdraw from participation during an Offering Period, his participation in the Plan for that Offering Period shall terminate, his payroll deductions for the remainder of the Offering Period shall cease (and he shall not be permitted to resume payroll deductions for the remainder of the Offering Period), the balance in his Plan Account determined as of the effective date of his withdrawal shall be paid to him in cash as soon as practicable following the effective date of his withdrawal and no shares of Common Stock will be purchased on behalf of the Participant for the Offering Period in which the withdrawal occurs. A Participant’s withdrawal from the Plan during an Offering Period shall have no effect on his eligibility to participate in a subsequent Offering Period.

c.	Termination of Employment. A Participant’s participation in the Plan shall be automatically terminated immediately upon termination of his employment with the Company and the Participating Companies for any reason and the balance in his Plan Account determined on his termination date shall be paid to him in cash as soon as practicable following his termination date and no shares of Common Stock will be purchased on behalf of the Participant for the Offering Period in which the termination date occurs.

8. Exercise of Option/Purchase of Shares.

a.	Exercise of Option. On each Exercise Date, each Participant whose participation in the Plan for that Offering Period has not terminated shall be deemed to have exercised his Option with respect to that number of whole shares of Common Stock equal to the quotient of (i) the balance in the Participant’s Plan Account as of the Exercise Date and (ii) the Exercise Price.

b.	Restriction on Transfer of Shares. Shares of Common Stock purchased under the Plan shall remain in the Participant’s brokerage account as established by the Company for the purpose of holding shares of Common Stock purchased under the Plan, for a period of eighteen months following the Exercise Date, and may not be sold, transferred or otherwise disposed of prior to the end of such 18-month period, unless the Participant terminates employment due to death, disability, or retirement.

c.	Statements. As soon as practicable after each Exercise Date, a statement shall be made available to each Participant which shall include the number of shares of Common Stock purchased on the Exercise Date on behalf of such Participant under the Plan.

d.	Registration/Certificates. Shares of Common Stock purchased by a Participant under the Plan shall be issued in the name of the Participant. Shares of Common Stock will be uncertificated; provided, however, that the Administrator shall have the discretion to establish procedures regarding the provision of stock certificates in the event such certificates are requested by a Participant.

e.	Excess Plan Account Balances. Any amounts remaining in a Participant’s Plan Account as of any Exercise Date after the purchase of shares described herein shall be carried over to the next Offering Period and shall be used as of the next Exercise Date to purchase shares of Common Stock under the Plan in accordance with the terms hereof, subject to the provisions of Section 7(b) regarding withdrawal of participation in the Plan, and provided the Participant participates in the Plan in such next Offering Period.

9. Administration. The Plan shall be administered by a Committee appointed by the Company’s Board of Directors (the “Committee”). The Committee shall have the authority to appoint an “Administrator” of the Plan. Subject to the terms and conditions of the Plan, the Committee shall have the authority and duty to (a) manage and control the operation of the Plan; (b) conclusively interpret and construe the provisions of the Plan, and prescribe, amend and rescind rules, regulations and procedures relating to the Plan; (c) correct any defect or omission and reconcile any inconsistency in the Plan; (d) determine whether and to what extent a company will be a Participating Company; and (e) make all other determinations and take all other actions as it deems necessary or desirable for the implementation and administration of the Plan. The Administrator shall perform such functions with respect to the Plan as the Committee and the Administrator agree. The determination of the Committee and the Administrator, respectively, on matters within their respective authorities shall be conclusive and binding on the Company, the Participating Companies, the Participants and all other persons. Any decision of the Committee shall be made by a majority of its members.

10. Miscellaneous.

a.

Compliance with Applicable Laws; Limits on Issuance. Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Common Stock under the Plan unless such delivery or distribution would comply with all applicable laws, including, without limitation, the requirements of the Securities Act, and the applicable requirements of any securities exchange or similar entity on which the Common Stock is listed. Prior to the issuance of any shares of Common Stock under the Plan, the Company may require a written statement that the recipient is acquiring the shares for investment and not for the purpose or with the intention of distributing the shares and will not dispose of them in violation of the registration requirements of the Securities Act. All shares of Common Stock acquired pursuant Options granted hereunder shall be subject to any applicable restrictions contained in the Company’s By-laws. In addition, the Committee may impose such restrictions on any shares of Common Stock acquired pursuant to the exercise of Options as it may deem advisable, including, without limitation, restrictions under applicable securities laws, under the requirements of any stock exchange or market upon which such Common Stock is then listed and/or traded, and restrictions under any blue sky or state securities laws applicable to such Common Stock.

b.	Transferability.

(i)	Transferability of Stock Purchase Rights, Plan Account Balances. Neither the right of a Participant to purchase shares of Common Stock hereunder, nor his Plan Account balance, may be transferred, pledged or assigned by the Participant other than by will or the laws of descent and distribution and an Option granted under the Plan may be exercised during a Participant’s lifetime only by the Participant.

(ii)	Transferability of Shares. Shares of Common Stock purchased hereunder shall be subject to such restrictions on the sale, transfer or other disposition of shares as may be imposed by the Committee or the Administrator at the beginning of the relevant Offering Period.

c.	Notices. Any notice or document required to be filed with the Committee or Administrator, as applicable, under or with respect to the Plan will be properly filed if delivered or mailed by registered mail, postage prepaid (or in such other form acceptable to the Committee or the Administrator, as applicable), if to the Committee, at the Company’s principal executive offices and, if to the Administrator, at the Administrator’s principal executive offices. The Committee and Administrator may, by advance written notice to affected persons, revise any notice procedure applicable to it from time to time. Any notice required under the Plan may be waived by the person entitled to notice.

d.

Withholding. All amounts withheld pursuant to the Plan, shares of Common Stock issued hereunder and any payments pursuant to the Plan are subject to withholding of all applicable taxes and the Company and the Participating Companies shall have the right to withhold from any payment or distribution of shares or to collect as a condition of any payment or distribution under the Plan, as applicable, any taxes required by law to be withheld. To the extent provided by the Committee, a Participant may elect to have any distribution of shares otherwise required to be made pursuant to the Plan to be withheld or to surrender to the Company or its subsidiaries shares of Common Stock already owned by the Participant to fulfill any tax withholding obligation; provided, however, in no event shall the fair market value of the number of shares so withheld (or accepted) exceed the amount necessary to meet the minimum Federal, state and local marginal tax rates then in effect that are applicable to the Participant and to the particular transaction.

e.	Limitation of Implied Rights. The Plan does not constitute a contract of employment or continued service and participation in the Plan will not give any employee the right to be retained in the employ of the Company or any Participating Company or any right or claim to any benefit under the Plan unless such right or claim has specifically accrued under the terms of the Plan. Participation in the Plan by a Participant shall not create any rights in such Participant as a stockholder of the Company until shares of Common Stock are registered in the name of the Participant.

f.	Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

g.	Gender and Number. Where the context admits, words in one gender shall include the other gender, words in the singular shall include the plural and the plural shall include the singular.

h.	Use of Payroll Deductions. All payroll deductions made under the Plan may be used by the Company for any corporate purpose and the Company shall not be obligated to segregate such payroll deductions except as required by applicable law.

i.	Governing Law and Forum. The laws of the State of North Carolina will govern all matters relating to the Plan except to the extent it is superseded by the laws of the United States. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties under the Plan, the parties hereby submit to and consent to the exclusive jurisdiction of the State of North Carolina and agree that such litigation shall be conducted only in the courts of Durham County, North Carolina, or the federal courts for the United States for the Middle District of North Carolina, and no other courts, where this grant of Options is made and/or to be performed.

11. Amendment or Termination of Plan. The Board of Directors of the Company may, at any time and in any manner, amend, suspend or terminate the Plan or any election outstanding under the Plan; provided, however, that no such amendment shall be made without approval of the Company’s stockholders to the extent such approval would be required under Section 423 of the Code, the rules of any securities exchange or similar entity on which the Common Stock is listed or otherwise by applicable law.

APPENDIX A

Participating Companies

Effective as of March 1, 2014

UNITED STATES

Quintiles Transnational Corp.

Quintiles, Inc.

Quintiles Medical Education, Inc.

Quintiles Medical Communications & Consulting, Inc.

Quintiles Consulting, Inc.

Quintiles Market Intelligence LLC

Outcome Sciences, Inc.

VCG&A, Inc.

Quintiles Laboratories LLC

Expression Analysis, Inc.

Targeted Molecular Diagnostics, LLC

Quintiles Commercial US, Inc.

Quintiles Phase One Services, LLC

Quintiles BioSciences, Inc.

UNITED KINGDOM

Quintiles Limited

Quintiles Commercial Limited

1

SUB-PLAN TO THE

QUINTILES TRANSNATIONAL HOLDINGS INC. EMPLOYEE STOCK PURCHASE PLAN

1. Definitions. Any capitalized term used in this Sub-Plan but not defined herein shall have the meaning given to such term in the Quintiles Transnational Holdings Inc. Employee Stock Purchase Plan (the “Plan”).

2. Purpose of the Sub-Plan.

(a) The Company established the Plan to provide Eligible Employees with an opportunity to purchase shares of Common Stock through accumulated payroll deductions or by such other method(s) of contribution as may be permitted by the Committee or its designee.

(b) Section 1 of the Plan provides that the Committee or its designee may, in its sole discretion, amend the terms of the Plan, or an Option, in order to reflect the impact of local law outside of the United States as applied to one or more Eligible Employees of a Non-U.S. Participating Company and may, where appropriate, establish one or more sub-plans to reflect such amended provisions; provided, however, in no event shall any sub-plan (a) be considered part of the Plan for purposes of Section 423 of the Code or (b) cause the Plan (other than the sub-plan) to fail to satisfy the requirements of Section 423 of the Code. In the event of any inconsistency between a sub-plan and the Plan document, the terms of the sub-plan shall govern.

(c) The Committee has determined that it is appropriate and advisable to establish a sub-plan to the Plan, outside the scope of Section 423 of the Code for the purpose of facilitating the participation of Eligible Employees of Non-U.S. Participating Companies and complying with applicable local laws in certain jurisdictions.

(d) The rules of this Sub-Plan, together with the rules of the Plan, shall govern the offering of and the participation in the Plan with respect to all Eligible Employees of Non-U.S. Participating Companies in the jurisdictions that the Committee or its designee shall determine to be covered by this Sub-Plan. To the extent there is a conflict between the rules of the Plan and this Sub-Plan, the provisions of the Sub-Plan shall control.

3. Terms of the Sub-Plan.

(a) The rules set forth in the Sub-Plan, as may from time to time be established by the Committee or its designee, as amended from time to time, shall govern offers of participation to Eligible Employees of Non-U.S. Participating Companies residing in the applicable jurisdictions reflected in such Exhibits as the Committee or its designee shall establish hereto, which shall constitute part of this Sub-Plan.

(b) Subject to the terms of the Plan, the Committee reserves the right to amend or terminate the Sub-Plan, as contained herein, at any time.